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                                                                    EXHIBIT 1a

                         CIGNA VARIABLE PRODUCTS GROUP
                   AMENDMENT NO. 1 TO MASTER TRUST AGREEMENT


     AMENDMENT NO. 1 to the Master Trust Agreement of CIGNA Variable Products Group dated February 4, 1988 (the "Master Trust Agreement"), made as of this 13th day of October, 1995 by the Trustees hereunder.

                              W I T N E S S E T H

     WHEREAS, Article VII, Section 7.5 of the Master Trust Agreement provides that the Trust is to be governed by and construed and administered according to the laws of The Commonwealth of Massachusetts, including the Massachusetts Business Corporation Law as the same may be amended from time to time; and

     WHEREAS, Ch. 156B, Section 13(c)(1) of the Massachusetts Business Corporation Law indicates that the Master Trust Agreement shall contain the initial street address of the principal office of the Trust in The Commonwealth of Massachusetts; and

     WHEREAS, the Trustees have the authority, under Article IV, Section 4.1 of the Master Trust Agreement, to divide the class of Shares of the Trust into two or more Series of Shares as they deem necessary or desirable (each of which Series of Shares is a separate and distinct Sub-Trust of the Trust); and

     WHEREAS, the Trustees desire to redesignate its established Sub-Trust known as Companion Fund and designate same as CIGNA Variable Products S&P 500 Fund; and

     WHEREAS, the Trustees desire to establish and designate four new Sub-Trusts, namely CIGNA Variable Products High Yield Fund, CIGNA Variable Products Income Fund, CIGNA Variable Products International Stock Fund and CIGNA Variable Products Money Market Fund;

     NOW THEREFORE, the Trustees hereby add Article I, Section 1.2 and amend the initial paragraph of Article IV, Section 4.2 of the Master Trust Agreement as heretofore in effect to read as follows:

          Section 1.2  Principal Office.  The principal office of the Trust
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     shall be located at 1380 Main Street, Springfield, Massachusetts 01103 or
     at such other location as the Trustees may from time to time determine. In the event that the Trust changes its principal office, the Trustees shall so inform the Secretary of The Commonwealth of Massachusetts by the filing of a certificate of change therewith, specifying the street address of its new principal office in the
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     Commonwealth and by filing the same with the Clerk of the City of
     Springfield, as well as any other governmental office where such filing may from time to time be required.

     Section 4.2  Establishment and Designation of Sub-Trusts.  Without limiting
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     the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby redesignate the established Sub-Trust known as Companion Fund and designate this Sub-Trust as CIGNA Variable Products S&P 500 Index Fund and establish and designate four additional Sub-Trusts: CIGNA Variable Products High Yield Fund, CIGNA Variable Products Income Fund, CIGNA Variable Products International Stock Fund and CIGNA Variable Products Money Market Fund, and the Shares of each such Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:

     The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment No. 1 to the Master Trust Agreement as of the day and year first above written.


      /s/ R. Bruce Albro                            /s/ Hugh R. Beath
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          R. Bruce Albro                                Hugh R. Beath


      /s/ Russell H. Jones                        /s/ Paul J. McDonald
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          Russell H. Jones                            Paul J. McDonald


                         /s/ Arthur C. Reeds, III
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                             Arthur C. Reeds, III